                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KeyCorp Amended and Restated 1991 Equity Compensation Plan of our report dated January 13, 1998, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Cleveland, Ohio
January 14, 1999